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                                                                  EXHIBIT 23.1.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-14207) and related Prospectus of Heftel Broadcasting Corporation for the registration of 3,500,000 shares of its Class A Common Stock and to the incorporation by reference therein of our report dated November 7, 1996, with respect to the consolidated financial statements of Heftel Broadcasting Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP
                                            Ernst & Young LLP
Los Angeles, California

December 20, 1996